Exhibit 4 - Specimen Stock Certificate

            NUMBER                                SHARES

            COMMON STOCK                               COMMON STOCK

PATTERSON BROOKE RESOURCES INC.
SHARES AUTHORIZED: 200,000,000
PAR VALUE: $0.001

                CUSIP - 70337N 10 6

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

PATTERSON BROOKE RESOURCES INC.

transferable on the books of the corporation buy the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witnessed this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

 Countersigned and registered              CORPORATE          DAVID MOORE                 B. G. BROOKE
Empire Stock Transfer Inc.                      Nevada              Secretary                      President
Transfer agent and Registrar                   XXXXX
By                      SEAL
Authorized Signature

                                                                            SPECIMEN